Exhibit 4.1

NUMBER		SHARES
C0	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Celldex Therapeutics, Inc.

See Reverse for

Certain Definitions

50,000,000 SHARES PAR VALUE $.01 EACH

COMMON STOCK

This is to Certify that                                                                              is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

Celldex Therapeutics, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

PRESIDENT	SECRETARY

                The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF TRANSFERS MIN ACT-		Custodian
			(Cust)		(Minor)
TEN ENT	-as tenants by the entireties	under Uniform Transfers to Minors Act
JT TEN	-as joint tenants with right of survivorship and not as tenants in common	(State)
Additional abbreviations may also be used though not in the above list

For value received                            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIPCODE OF ASSIGNEE)

Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                 Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
In presence of